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                                                                  Exhibit 23.2


              CONSENT OF THE INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Edison Mission Holdings Co. of our report dated
30 September 1999 relating to the special-purpose combined accounts of Fiddlers Ferry and Ferrybridge C powers stations for the year ended 30 March 1997, the year ended 29 March 1998 and the nine month period ended 3 January 1999 appearing in the Current Report on Form 8-K/A of Edison Mission Energy dated
7 February 2000. We also consent to the reference to us using the heading "Experts" in such Registration Statement.

Your faithfully,


/s/ PricewaterhouseCoopers
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PricewaterhouseCoopers
London, England
7 February 2000